                                                                      Exhibit 21

                List of Subsidiaries of BankBoston Corporation

     Information reflected is as of December 31, 1998 except where noted. There is no parent company of BankBoston Corporation (the "Corporation"). BankBoston, N.A. ("BKB"), all of whose voting securities are owned indirectly by the Corporation, is the principal subsidiary of the Corporation.

     A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary of the Corporation as of December 31, 1998.

                                                                                         JURISDICTION
NAME OF SUBSIDIARY (1) (2)                                                              OF ORGANIZATION
--------------------------                                                              ---------------
      BankBoston, N.A. (3)                                                                     US
        BancBoston Aircraft Leasing Inc.                                                       MA
        BancBoston Insurance Agency, Inc.                                                      MA
        BancBoston Insurance Agency of Rhode Island, Inc.                                      RI
        BancBoston International Leasing LLC                                                   DE
        BancBoston Leasing Inc.                                                                MA
           BancBoston Transport Leasing Inc.                                                   MA
        BancBoston Leasing Services Inc.                                                       MA
        BancBoston Services, Inc.                                                              MA
        BancBoston Ventures Inc.                                                               MA
        BankBoston Commerical Loan Funding LLC                                                 DE
           BankBoston Commerical Loan Master LLC                                               DE
        BankBoston Credit Corporation                                                          MA
        BankBoston Development Company, L.L.C. (4)                                             MA
        BankBoston International                                                          US Edge Act Corp.
        BankBoston Investor Services, Inc.                                                     MA
        BankBoston Retail Finance Inc.                                                         DE
           BayBanks Finance & Leasing  Co., Inc.                                               MA
        BayBanks Investment Management, Inc.                                                   MA
        BayBanks Credit Corp.                                                                  MA
        BayBanks Systems, Inc.                                                                 MA
        Boston Bancorp Securities Inc.                                                         MA
        Boston World Holding Corporation                                                       MA
           Boston Overseas Financial Corporation                                          US Edge Act Corp.
        Equiserve Limited Partnership (5)                                                      MA
        Multibank Service Corp.                                                                MA

    RV Marine Funding Corporation                                          DE
    West Broadway Security Corp.                                           MA
BancBoston Investments Inc.                                                MA
    BancBoston Capital, Inc.                                               MA
BancBoston Leasing Investments Inc.                                        MA
BancBoston Real Estate Capital Corporation                                 MA
BancBoston Robertson Stephens Inc.                                         MA
BancBoston Robertson Stephens International Ltd.                           U.K.
BankBoston (NH), N.A.                                                      US
Bank of Boston Florida, N.A.                                               US
BankBoston Capital Trust I                                                 DE
BankBoston Capital Trust II                                                DE
BankBoston Capital Trust III                                               DE
BankBoston Capital Trust IV                                                DE
BankBoston Maine, N.A.                                                     US
Boston International Holdings Corporation                                  MA
Boston Overseas Holding Corp.                                              MA
Bulfinch Indemnity Company, Ltd.                                           VT
FSC Corp.                                                                  MA
Pacific National Corporation                                               MA
RIHT Life Insurance Co.                                                    AZ
Back Bay Capital LLC                                                       DE

----------------------

(1) Except as noted, each such business organization is directly or indirectly owned by the Corporation.

(2) BKB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(3) 99.72% owned by BankBoston Corporation. and .28% owned by Pacific National Corporation.

(4)  99% owned by BankBoston, N.A. and 1% owned by BancBoston Investments Inc.

(5) Joint venture in which an interest of.5% is held by BancBoston Services and a 24.5% limited partnership interest is held by BankBoston, N.A.